UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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EDGETECH SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

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EDGETECH SERVICES INC.

501 Santa Monica Blvd, Suite 601

Santa Monica, CA 90401

For the Annual Meeting of Shareholders to be held on Monday, October 28, 2005

PROXY STATEMENT

IMPORTANT: This Proxy Statement and accompanying proxy supersede any prior proxy statement you may have received. The Company has decided to withdraw Proposal No. 4, regarding a spinoff of the Edgetech IT business, from the prior Proxy Statement. The remaining proposals have been renumbered to reflect this change. Furthermore, in order to clearly indicate the changes, text deleted from the prior version has been struck through and new text is underlined.

This Proxy Statement and the accompanying proxy are furnished to the shareholders of Edgetech Services Inc. (“Edgetech” or the “Company”) by the Board of Directors for the 2005 Annual Meeting of shareholders (the “Annual Meeting”).  The Annual Meeting will be held on Monday, October 28, 2005, beginning at 1:00 p.m. at the Company’s headquarters, located at 501 Santa Monica Blvd, Suite 601, Santa Monica, CA 90401, and at any postponements or adjournments of the Annual Meeting.  The enclosed proxy is being solicited by the Board of Directors of the Company.

This proxy statement is dated ~~September 30~~October 19, 2005.

Shareholder proposals for presentation for next year’s annual meeting must be received by the Company by no later than June 28, 2006.

The Company is paying all costs of preparing, assembling and mailing this Proxy Statement.  The Company has made arrangements to forward copies of proxy materials to brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy soliciting material to the beneficial owners of the Common Stock of the Company at the Company’s expense.  In addition to the solicitation of proxies by mail, some of the officers, directors and regular employees of the Company may without additional compensation solicit proxies by telephone or personal interview. The Company will bear the costs of these solicitations.

Voting and Revocability of Proxies

The persons’ names in the enclosed form of proxy are representatives and management of the Company and are officers of the Company. Shareholders are encouraged to complete the enclosed proxy and return it to the Company as soon as possible. Any person who completes the enclosed proxy may revoke it at any time prior to its exercise by delivering to the Secretary of the Company either a signed statement revoking the proxy or a properly executed proxy bearing a later date.  A shareholder may also revoke a proxy by attending the Annual Meting and voting his or her shares personally. Proxies that have been properly dated, signed and returned will be voted in accordance with the instructions given by the shareholder.  If a proxy is signed and returned but no voting instructions are given, each valid proxy will be voted in the election of directors FOR those nominees presented by the Board of Directors, and FOR ALL other resolution presented. Should any other business properly come before the Annual Meeting, the persons named in the proxy shall be allowed to vote on such matter(s) as those persons determine in their discretion.

Abstentions will be counted as shares present or represented and entitled to vote for the purposes of determining whether a quorum exists at the Annual Meeting. Shareholders of record as of the close of business on September 9, 2005 are entitled to notice of the Annual Meeting and to vote in person or by proxy.  The Preferred and Common Stock of the Company are the only classes of outstanding securities entitled to vote at the Annual Meeting.  As of the close of business on September 9, 2005, there were 25,000,000 Preferred and 69,993,450 Common Stock outstanding and entitled to vote Voting rights are as described in table 1 hereunder. The presence of a majority of the outstanding shares of Preferred and Common Stock, either in person or by proxy, will constitute a quorum at the Annual Meeting.

Table 1 Voting Rights

Class	Number of Shares	Votes Per Share
Preferred	1	25.3533
Common	1	1

PROPOSAL NUMBER 1:

ELECTION OF DIRECTORS FOR COMING YEAR

The Company’s Bylaws provide that the Board of Directors shall be no less than one director or that number otherwise required by law and to be determined by the Board of Directors.  The Board of Directors has set the number of directors at two, and there are currently two members on the Board of Directors. Persons may be nominated for election to the Board of Directors by the shareholders upon the making of a proper motion at the Annual Meeting. Two directors are to be elected at the Annual Meeting to serve until the following annual meeting of shareholders.  The Board of Directors will present at the Annual Meeting for election Mr. Xavier Roy and Mr. Shawn Manesh. The Board of Directors recommends a vote FOR Messrs. Roy and Manesh. Mr. Roy and Mr. Manesh are currently members of the Board of Directors.

Persons receiving a plurality of the votes cast at the Annual Meeting will be elected to the Board of Directors. A “plurality” means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen. Votes against any candidate and any shares not voted (such as by abstention) will have no impact on the election of directors.  All proxies will be voted FOR the election of each of these nominees unless authority to vote for the election of any nominee or nominees is withheld by the shareholder giving the proxy.  If any nominees should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors.  The Board of Directors does not believe that any nominee will decline to serve.

Background information with respect to the nominee for election to the Board of Directors is set forth below.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

Xavier Roy, 47, is the Chairman & CEO of Edgetech Services. He was appointed on June 1, 2005. Prior to Edgetech, Roy has 20 years of experience in the technology industry and worked in leading roles for large organizations such as Litton Industries, Thomson Group, and Cap Gemini Ernst & Young, where he developed and implemented new strategies that resulted in high profitable growth. Roy has significant experience in smaller size organizations such as Cinebase, Veon, and Etensity.

Shawn Manesh, 48, is a Senior Executive with over twenty years of experience in the telecommunications and networking sectors from early stage startup to IPO. Mr. Manesh was involved in raising in excess of $200 million in IPOs and private funding.  He was involved with a number of successful acquisitions and post M&A integration in both public and private companies. He was appointed as a board Director on June 1, 2005.

Directors are elected at annual meetings of the shareholders to terms which extend until the following annual meeting.  Officers are appointed by, and serve at the discretion of, the Board of Directors. No members of the Board of Directors are currently compensated for attending meetings of the Board of Directors. There are no agreements between the Company and any of its officers or directors which concern changes of control of the Company.

SECURITIES OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the number of shares of the voting securities which each director and each nominee for election to the Board of Directors owned as a group as of July 28, 2005.  The only classes of equity securities which have a present right to vote in elections of directors are the Preferred and Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Xavier Roy - CEO c/o Edgetech Services Inc.	391,500 Common 8,333,334 Convertible Preferred	0.56% 33.34%

The Board of Directors does not have standing audit, nomination or compensation committees. These functions are instead performed by the Board. The Board believes that due to the Company’s size, having such committees is unnecessary and would only create unnecessary bureaucracy. The Board does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Board does not have such a policy because the Board believes that its current directors can effectively choose director candidates.

All Executive Officers and Directors

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

Annual Compensation Year 2005 & Long-term Compensation
Name & Position	Salary	Bonus	Other Annual Compensation	Stock/Options Awards	All Other Compensation
Xavier Roy Chairman & CEO	0	0	0	0	0

PROPOSAL NUMBER 2:

RATIFICATION OF GEORGE BRENNER, CPA, A PROFESSIONAL CORPORATION, AS THE COMPANY’S PRINCIPAL ACCOUNTANT.

Effective September 13, 2005, the Company has changed its principal accountant from Dohan and Company to George Brenner, CPA, a Professional Corporation. This change was approved by the Company’s Board of Directors.

The Company has not had any disagreements with Dohan and Company regarding accounting issues. Dohan and Company’s report on our financial statements for the last two fiscal years contained an opinion as to the Company’s ability to continue as a going concern, but did not contain other adverse opinions or a disclaimer of opinion as to uncertainty, audit scope, or accounting principles. The Company does not have an audit committee. The functions of the audit committee are performed by the Board of Directors. As a result, none of the above fees were approved by an audit committee, but were instead approved by the Board of Directors.

AUDIT FEES: We estimate aggregate fees of $21,000 for this year’s audit of our financial statements. Last year, we were billed $20,415 for our year-end audit. AUDIT-RELATED FEES: We estimate aggregate fees of $14,220 for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of our financial statements. For Fiscal Year 2004, the aggregate fees were $11,610. TAX FEES: There were no tax fees. ALL OTHER FEES: There were no other fees.

The Board of Directors recommends a vote “FOR” ratification of George Brenner, CPA, as the Company’s principal accountant.

PROPOSAL NUMBER 3:

APPROVAL OF GRANT OF DISCRETIONARY AUTHORITY TO EDGETECH’S BOARD OF DIRECTORS TO APPROVE ACQUISITIONS.

Edgetech is pursuing an aggressive acquisition strategy and the Management Team may from time to time require a quick approval to acquire companies. One of the preferred acquisition criteria is that the target acquisition be a profitable company. When and if an acquisition is submitted to the Board of Directors by the Management Team, the Board of Directors will have full authority to approve the acquisition on behalf of all shareholders without any other necessary involvement from shareholders. The Board of Directors will use its best judgment to assess if the acquisition submitted is in the best interest of the Company. Such acquisition would be approved by a Board decision.

The Board of Directors recommends a vote “For” approval of grant of discretionary authority to Edgetech’s Board of Directors to approve acquisitions submitted by management.

~~PROPOSAL NUMBER 4:~~

~~APPROVAL OF GRANT OF DISCRETIONARY AUTHORITY TO EDGETECH’S BOARD OF DIRECTORS TO SPIN OFF ITS IT BUSINESS.~~

~~The Company is composed of two divisions: Information Technology (IT) and Search Engine. The Board of Directors is considering spinning off the IT business. After studying such a move, and if we decide that a spin off of the IT business is in the best interest of shareholders, we would implement the spin off, without any further approval from shareholders. The Board of Directors is requesting that shareholders grant the Board authority to spin off the Company’s IT business if the Board determines that is in the best interest of shareholders.~~

~~The Board of Directors recommends a vote “For” approval of grant of discretionary authority to Edgetech’s Board of Directors to spin off the Edgetech IT business.~~

PROPOSAL NUMBER ~~5~~4:

TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK FROM 150,000,000 to 3,000,0000,000 SHARES.

The Board of Directors has adopted a resolution unanimously approving and recommending to the Company’s shareholders for their approval an amendment to the Company’s Articles of Incorporation to provide for an increase in the authorized number of shares of common stock from 150,000,000 to 3,000,000,000 shares. As of the Record Date, there were 25,000,000 shares of preferred stock and 69,993,450 shares of common stock issued and outstanding.

The Board of Directors believes the increase in the authorized number of shares of common stock is in the best interests of the Company in order to have them available for, among other things, possible issuances in connection with future acquisitions or financing activities.  In addition, the additional shares of common stock would be available for any proper corporate purpose including, without limitation, the issuance in private or public sales as a means of raising working capital, as consideration to be paid by the Company for the acquisition of other businesses and properties, and the implementation of employee benefit plans.

The additional shares of common stock that would be available for issuance if the proposed amendment is approved could be issued for any proper corporate purpose by the Board of Directors at any time without further shareholder approval, subject to applicable law and the rules of the NASDAQ. Except as described above, further authorization from the Company’s shareholders will not be solicited prior to the issuance of common stock.

The voting and equity ownership rights of the Company’s shareholders may be diluted by such issuances.  Shareholders will not have preemptive rights. The Company currently has no plans or proposals to issue any of the additional shares of common stock.

The Board of Directors is required to make any determination to issue shares of preferred and/or common stock based on its judgment as to the best interests of the Company.  Although the Board of Directors has no present intention of doing so, the exercise of outstanding warrants, and the exercise of outstanding options, it could issue shared of preferred and/or common stock (within the limits imposed by applicable laws and the NASDAQ rules as described above) that could, depending on the circumstances, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise.  When in the judgment of the Board of Directors such use would be in the best interest of the Company, such shares would be used to create voting or other impediments or to discourage persons seeking to gain control of the Company.  Such shares could be privately placed with purchasers favorable to the Board of Directors in opposing such action.  The issuance of new shares of preferred and/or common stock also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interest of the Company. Any such issuance could also have the effect of diluting the earnings per share, book value per share and/or voting power of the common stock.

The ratification of the proposal to amend the Company’s Articles of Incorporation to increase the authorized number of shares of the Company’s stock from 150,000,000 to 3,000,000,000 shares will require the affirmative vote of a majority of the shares of preferred and common stock in person or represented by proxy at the Meeting. If this proposal is approved, the Company will file articles of amendment with the Secretary of State of Nevada to increase the amount of authorized shares of the Company’s common stock.

The Board of Directors of the Company recommends a vote “FOR” the ratification of the proposal to amend the company’s Articles of Incorporation to increase the authorized number of shares of the Company’s common stock from 150,000,000 to 3,000,000,000 shares.

PROPOSAL NUMBER 5:

APPROVAL TO AUTHORIZE 50,000,000 SHARES OF COMMON STOCK FOR EMPLOYEE STOCK OPTION PROGRAM.

The Board of Directors has adopted a resolution unanimously approving the issuance of 50,000,000 shares of common stock for an employee stock option program. Pursuant to this program, the strike price may be set at a discount of 20% to 40% of the two months average price prior to issuance. The Company will not receive monetary consideration for these options; the options will be in partial payment to employees for their services. The aggregate market value of these shares, based on the closing price of Edgetech’s stock as of September 12, 2005, is $1.6 million. The Company is uncertain of the tax consequences of the program, both to the Company and the program recipients. The shares issued pursuant to the program will not have preemptive rights. If the program is approved by shareholders hereunder, further authorization for the issuance of the securities by a vote of shareholders will not be solicited prior to issuance. The shares will be issued by the sole decision of the CEO of Edgetech to any employee of Edgetech and will be based on performances achievement.

The Board of Directors is seeking stockholder approval of the authorization of this program in order to help Edgetech attract new skilled employees and retain certain key employees.  It is critical to be able to attract new skilled employees and retain key employees that will assist in the profitable growth of Edgetech and are able to leverage their past experience to create and develop new profitable lines of business. This is an important component of Edgetech’s organic growth.

The Board of Directors recommends a vote “FOR” the authorization of 50,000,000 shares of the Company’s common stock for the employee stock option program.

PROPOSAL NUMBER 6:

APPROVAL OF NEW CLASS B PREFERRED SHARES AND AUTHORIZATION OF 10,000,000 CLASS B PREFERRED SHARES WITH A CONVERSION RATIO OF 1 TO 100 INTO COMMON STOCK.

The Board of Directors has adopted a resolution unanimously approving and recommending to the Company’s shareholders for their approval the creation of a new class of stock: Class B Preferred shares. This resolution would also authorize 10,000,000 shares of Class B Preferred stock. The Class B Preferred stock would be convertible into common stock of the Company at the conversion ratio of 1 to 100.

The Board of Directors is seeking stockholder approval of the creation and authorization of these shares. The Board of Directors believes the issuance of Class B Preferred stock is in the best interests of the Company in order to have these shares available for, among other things, future acquisitions, Management Team compensation or financing activities.  In addition, the additional shares of Preferred B stock would be available for any proper corporate purpose including, without limitation, the issuance in private or public sales as a means of raising working capital, as consideration to be paid by the Company for the acquisition of other businesses and properties, and the implementation of employee benefit plans. The additional shares of Preferred B stock that would be authorized if the proposed amendment is approved would be issued by the Board of Directors for any proper corporate purpose at any time without further shareholder approval, subject to applicable law. The terms of the Class B Preferred shares will be determined by the Board of Directors. Further authorization from the Company’s shareholders will not be solicited prior to the distribution of Preferred B stock.  The voting and equity ownership rights of the Company’s shareholders may be diluted by such issuances. Shareholders will not have preemptive rights. The Company currently has no plans or proposals to issue any of the additional shares of Preferred B stock.

The Board of Directors of the Company recommends a vote “FOR” the creation and authorization of 10,000,000 Preferred B shares with a conversion ratio of 1 to 100 into common stock.

PROPOSAL NUMBER 7:

APPROVAL OF MANAGEMENT COMPENSATION GIVING INCENTIVE FOR ACQUISITIONS: APPROVAL FOR EACH OF THE THREE MEMBERS OF THE MANAGEMENT TEAM TO RECEIVE 1,000,000 OF NON-RESTRICTED PREFERRED B STOCK OPTIONS FOR EACH ACQUISITION WITH MORE THAN $40 MILLION IN SALES OR MORE THAN $10 MILLION IN EBITDA.

The Board of Directors has adopted a resolution unanimously approving and recommending to the Company’s shareholders to approve the stock option compensation program for the Management Team as described hereunder. The Board of Directors believes that it is critical to retain the Company’s current Management Team. The current Management Team members have not taken any salary as of September 1, 2005. Consequently, the Board of Directors is seeking stockholders’ approval of a stock option compensation plan for the Management Team. The strike price will be equal to the two months average prior to signing a letter of intent with a targeted acquisition and will be granted at completion of the acquisition. One of Edgetech’s strategy components is profitable growth through the acquisition of companies that may have high synergies with Edgetech’s current Internet-related services. The Board of Directors believes that Edgetech should complete several acquisitions in a timely manner in order to sustain its growth objectives. Acquisitions require specifics skills and experience that the current Management Team has. In order to give incentive the Management Team to complete acquisitions, the Board of Directors has approved the grant of 1,000,000 non-restricted Preferred B stock options for each of the members of the Management Team for each acquisition of a company with more than $40 million in sales. These options will be exercisable for a period of 10 years after the grant.

The Board of Directors of the Company recommends a vote “FOR” the authorization of the stock options grant of 1,000,000 non-restricted Class B Preferred stock options for each member of the Management Team for each acquisition with more than $40 million in sales or $10 million in EBITDA

PROPOSAL NUMBER 8:

APPROVAL OF MANAGEMENT COMPENSATION GIVING INCENTIVE FOR ACQUISITIONS OF PROFITABLE COMPANIES: APPROVAL FOR EACH OF THE THREE MEMBERS OF THE MANAGEMENT TEAM TO RECEIVE THE EQUIVALENT OF 5% OF THE PURCHASE PRICE IN NON-RESTRICTED PREFERRED B STOCK OPTION  FOR EACH ACQUISITION WITH LESS THAN $40 MILLION IN SALES.

The Board of Directors has adopted a resolution unanimously approving a stock option compensation program for the Management Team as described hereunder. The Board of Directors believes that it is critical to retain the Company’s current Management Team. The current Management Team members have not taken any salary as of September 1, 2005. Consequently, the Board of Directors is seeking stockholders’ approval of a stock options compensation plan for the Management Team. The strike price will be equal to the two months average prior to signing a letter of intent with a targeted acquisition and will be granted at completion of the acquisition. One of Edgetech’s strategy components is profitable growth through the acquisition of companies that may have high synergies with Edgetech’s current Internet-related services. The Board of Directors believes that Edgetech should complete several acquisitions in a timely manner in order to sustain its growth objectives. Acquisitions require specifics skills and experience that the current Management Team has. In order to incentivize the Management Team to complete acquisitions, the Board of Directors has approved the grant of Class B Preferred shares in an amount equal to 5% of the purchase price for each acquisition of a company with less than $40 million in sales. These options will be exercisable for a period of 10 years after the grant.

The Board of Directors of the Company recommends a vote “FOR” the grant of non-restricted Preferred B stock options for each of the Management Team members equal to 5% of purchase price for each acquisition with less than $40 million in sales.

PROPOSAL NUMBER 9:

APPROVAL OF GRANT OF DISCRETIONARY AUTHORITY TO EDGETECH’S BOARD OF DIRECTORS TO AMEND EDGETECH’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECTUATE A REVERSE STOCK SPLIT OF EDGETECH’S COMMON STOCK AT A RATIO WITHIN THE RANGE FROM ONE-FOR-FIVE TO ONE-FOR-TWO HUNDRED AT ANY TIME PRIOR TO APRIL 1, 2007.

As of September 9, 2005, Edgetech’s aggregate market capitalization was approximately $21,000,000 and the number of outstanding shares was approximately 150,000,000. If proposal number 5 above is approved, the number of authorized shares of the Company’s common stock will increase to 3,000,000,000. The Board of Directors believes that it is important to reduce the number of shares of stock currently outstanding or that will be outstanding in the future. As a result, the Board has unanimously adopted a resolution seeking shareholder approval to effectuate a reverse stock split in a ratio to be determined by the Board of Directors. The ratio of the reverse stock split that the Board of Directors approved and deemed advisable and for which it is seeking stockholder approval is in the range from one-for-five to one-for-two-hundred, with the exact ratio to be established within this range by the Board of Directors at the time it elects to effectuate a split.  Approval of this reverse stock split proposal would give the Board of Directors authority to implement the reverse stock split at any time it determined prior to April 1, 2007.  In addition, approval of this reverse stock split proposal would also give the Board of Directors authority to decline to implement a reverse stock split prior to such date or at all.

The corporate law of the state of Nevada (the Company’s state of incorporation) requires the Company to present a reverse stock split to shareholders for a vote. If a majority of our stockholders approve the reverse stock split proposal and the Board of Directors decides to implement the reverse stock split, Edgetech will file an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Nevada which will effectuate a reverse split of the shares of Edgetech’s common stock then issued and outstanding at the specific ratio determined by the Board of Directors.  The reverse stock split, if implemented, may be implemented after approval of proposals 5 to 10 hereunder. The reverse stock split would not change the number of authorized shares of all common stock or preferred stock or the par value of Edgetech’s common stock or preferred stock.  Except for any changes as a result of the treatment of fractional shares and approval of proposals 6 to 10, each stockholder will hold the same percentage of common stock outstanding immediately prior to the reverse stock split as such stockholder did immediately prior to the split.

The Board of Directors is seeking stockholder approval of the authority to implement the reverse stock split because it believes that a higher stock price with a lower number of shares may help generate investor interest in Edgetech and help Edgetech attract and retain employees and other service providers.  The Board of Directors believes that institutional investors and investment funds are generally reluctant to invest in lower priced stocks. Accordingly, the Board of Directors concluded that reducing the number of outstanding shares of Edgetech’s common stock might be desirable in order to attempt to support a higher stock price per share based on Edgetech’s current market capitalization. In addition, the Board of Directors considered that Edgetech’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients.  Investors may also be dissuaded from purchasing lower priced stock because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks. The Board of Directors also believes that with fewer shares outstanding at a higher price per share, there would be a greater possibility of listing on an exchange with greater prestige and trading volume, such as the NASDAQ Small Cap Market. The Board of Directors believes that stockholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the Board of Directors with maximum flexibility to achieve the purposes of the reverse stock split. If the stockholders approve the reverse stock split proposal, the reverse stock split will be effectuated, if at all, only upon a determination by the Board of Directors that the reverse stock split is in the best interests of Edgetech and its stockholders at that time. In connection with any determination to effectuate a reverse stock split, the Board of Directors will set the timing for such a split and select the specific ratio within the range.  These determinations will be made by the Board of Directors to create the greatest marketability of Edgetech’s common stock based on prevailing market conditions at that time.  If the Board of Directors does not implement a reverse stock split prior to April 1, 2007, the authority granted in this proposal to implement a reverse stock split on these terms will terminate.  The Board of Directors reserves its right to elect not to proceed with the reverse stock split if it determines that the split is no longer in the best interests of Edgetech and its stockholders.

Certain Risks Associated With the Reverse Stock Split

There can be no assurance that the total market capitalization of Edgetech’s common stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of Edgetech’s common stock following the reverse stock split will either exceed or remain higher than the current per share market price. There can be no assurance that the market price per new share of Edgetech common stock (the “New Shares”) after the reverse stock split will rise or remain constant in proportion to the reduction in the number of old shares of Edgetech common stock (the “Old Shares”) outstanding before the reverse stock split. While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers. While the Board of Directors believes that a higher stock price may help Edgetech attract and retain employees and other service providers who are less likely to work for a company with a low stock price, there can be no assurance that the reverse stock split will result in a per share price that will increase Edgetech’s ability to attract and retain employees and other service providers. A decline in the market price for Edgetech’s common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split and the liquidity of Edgetech’s common stock could be adversely affected following a reverse stock split. The market price of Edgetech’s common stock will also be based on Edgetech’s performance and other factors, some of which are unrelated to the number of shares outstanding.  If the reverse stock split is implemented and the market price of Edgetech’s common stock declines, the percentage decline as an absolute number and as a percentage of Edgetech’s overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company’s common stock following a reverse stock split are lower than they were before the reverse stock split.  Furthermore, the liquidity of Edgetech’s common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. If approved and effectuated, the reverse stock split will affect all of Edgetech’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Edgetech, except to the extent that the reverse stock split results in any of Edgetech’s stockholders owning a fractional share.  As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than up to 20 shares, depending on the ratio for the reverse stock split selected by the Board of Directors.  This, however, is not the purpose for which Edgetech is effectuating the reverse stock split. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. Edgetech will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Fractional Shares. No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the number selected by the Board of Directors for the reverse stock split ratio will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of Edgetech’s common stock on the day immediately prior to the effective time of the reverse stock split, as reported on the OTCBB.  The ownership of a fractional interest will not give the holder thereof any voting, dividend other rights except to receive payment therefore as described herein.  Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where Edgetech is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction.  Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid. If approved and effectuated, the reverse stock split will result in some stockholders owning “odd lots” of less than 100 shares of Edgetech’s common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the reverse stock split, and is included for general information only. The following does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split. Further, the following discussion does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The following discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with his own tax advisor with respect to the tax consequences of the reverse stock split.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have received) will be the same as the stockholder’s aggregate tax basis in the Old Shares exchanged therefore.

In general, stockholders who receive cash in exchange for their fractional share interests in the New Shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder’s holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split. Edgetech’s view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts.  Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

The Board of Directors recommends a vote “FOR” the proposal to grant discretionary authority to Edgetech’s board of directors to amend the certificate of incorporation to effectuate a reverse stock split of Edgetech’s common stock at a ratio within the range from one-for-five to one-for-two-hundred at any time prior to April 1, 2007.

SUBMISSION OF SHAREHOLDERS PROPOSALS FOR

200~~5~~6 ANNUAL MEETING OF SHAREHOLDERS

The 2005 Annual Meeting of Shareholders has been scheduled to take place on October 28, 2005.  Shareholder proposals for presentation for next year’s annual meeting must be received by the Company by no later than June 28, 2006.

OTHER BUSINESS

It is not intended that any business other than that set forth in the Notice of Annual Meeting and more specifically described in this Proxy Statement will be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on that business or any matters dealing with the conduct of the Annual Meeting pursuant to the discretionary authority granted in the proxy.

By Order of the Board of Directors,

s/s Xavier Roy

_____________________________

Xavier Roy, Chairman and Director

September 30,005

The Company has provided its Annual Report on Form 10-KSB for the year ended April 30, 2004, which was filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including the financial statements and schedules thereto, but without exhibits. This proxy statement incorporates in its entirety the Annual Report. Requests for further information may be directed to: Edgetech Services Inc., 501 Santa Monica Blvd., Suite 601, Santa Monica, CA 90401. Telephone: (310) 857 – 6666.

BALLOT

EDGETECH SERVICES INC.

ANNUAL MEETING OF SHAREHOLDERS October ~~11~~28, 2005

A.

Name of Shareholder(s):  (Please print name(s) exactly as they appear on your certificate)

__________________________________________________________________

Printed name(s)

B.

If voting party is other than the owner of the shares, state capacity in which voting party is acting (e.g., proxy holder, trustee):

__________________________________________________________________

C.

Number of shares being voted:

   _________________

UNLESS OTHERWISE DESIGNATED, THIS BALLOT SHALL BE CONSIDERED TO BE A VOTE OF ALL THE SHARES THAT THE UNDERSIGNED IS ENTITLED TO VOTE.  A VOTE TO ABSTAIN SHALL BE CONSIDERED A VOTE AGAINST.

WRITTEN BALLOT

PROPOSAL NUMBER 1:

ELECTION OF DIRECTORS FOR COMING YEAR

Nominee

For

Withheld

Xavier Roy

___________

_____________

Shawn Manes               ___________           _____________

PROPOSAL NUMBER 2:

RATIFICATION OF GEORGE BRENNER, CPA, A PROFESSIONAL CORPORATION, AS THE COMPANY’S PRINCIPAL ACCOUNTANT.

For

Against

Abstain

_______

__________

_________

PROPOSAL NUMBER 3:

APPROVAL OF GRANT OF DISCRETIONARY AUTHORITY TO EDGETECH’S BOARD OF DIRECTORS TO APPROVE ACQUISITIONS.

For

Against

Abstain

_______

__________

_________

THE FOLLOWING PROPOSAL HAS BEEN WITHDRAN AND WILL NOT BE VOTED UPON AT THE ANNUAL MEETING.

~~PROPOSAL NUMBER 4:~~

~~APPROVAL OF GRANT OF DISCRETIONARY AUTHORITY TO EDGETECH’S BOARD OF DIRECTORS TO SPIN OFF ITS IT BUSINESS.~~

~~For~~

~~Against~~

~~Abstain~~

~~_______~~

~~__________~~

~~_________~~

PROPOSAL NUMBER ~~5~~4:

TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK FROM 150,000,000 to 3,000,0000,000 SHARES.

For

Against

Abstain

_______

__________

_________

PROPOSAL NUMBER 5:

APPROVAL TO AUTHORIZE 50,000,000 SHARES OF COMMON STOCK FOR EMPLOYEE STOCK OPTION PROGRAM.

For

Against

Abstain

_______

__________

_________

PROPOSAL NUMBER 6:

APPROVAL OF NEW CLASS B PREFERRED SHARES AND AUTHORIZATION OF 10,000,000 CLASS B PREFERRED SHARES WITH A CONVERSION RATIO OF 1 TO 100 INTO COMMON STOCK.

For

Against

Abstain

_______

__________

_________

PROPOSAL NUMBER 7:

APPROVAL OF MANAGEMENT COMPENSATION GIVING INCENTIVE FOR ACQUISITIONS: APPROVAL FOR EACH OF THE THREE MEMBERS OF THE MANAGEMENT TEAM TO RECEIVE 1,000,000 OF NON-RESTRICTED PREFERRED B STOCK OPTIONS FOR EACH ACQUISITION WITH MORE THAN $40 MILLION IN SALES OR MORE THAN $10 MILLION IN EBITDA.

For

Against

Abstain

_______

__________

_________

PROPOSAL NUMBER 8:

APPROVAL OF MANAGEMENT COMPENSATION GIVING INCENTIVE FOR ACQUISITIONS OF PROFITABLE COMPANIES: APPROVAL FOR EACH OF THE THREE MEMBERS OF THE MANAGEMENT TEAM TO RECEIVE THE EQUIVALENT OF 5% OF THE PURCHASE PRICE IN NON-RESTRICTED PREFERRED B STOCK OPTION  FOR EACH ACQUISITION WITH LESS THAN $40 MILLION IN SALES.

For

Against

Abstain

_______

__________

_________

PROPOSAL NUMBER 9:

APPROVAL OF GRANT OF DISCRETIONARY AUTHORITY TO EDGETECH’S BOARD OF DIRECTORS TO AMEND EDGETECH’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECTUATE A REVERSE STOCK SPLIT OF EDGETECH’S COMMON STOCK AT A RATIO WITHIN THE RANGE FROM ONE-FOR-FIVE TO ONE-FOR-TWO HUNDRED AT ANY TIME PRIOR TO APRIL 1, 2007.

For

Against

Abstain

_______

__________

_________

ALL BALLOTS MUST BE SIGNED.

For Shareholders Voting in Person:

_________________________________

Signature

_________________________________

Print Name(s) exactly as on certificate

For Share being voted by Proxy:

The undersigned hereby appoints Xavier Roy and Shawn Manesh, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Edgetech Services, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Company's headquarters, 501 Santa Monica Boulevard, Suite 601, Santa Monica, California 90401, on Tuesday, October 28, 2005, at 1:00 p.m., local time, and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR all proposals. Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting.

_________________________________

Printed Name of Proxy Holder

_________________________________

Printed Name(s) of Holder(s) of record

By: ________________________________

        Signature of proxy holder

___________________________________

Date

ALL PROXIES MUST BE SIGNED AND DATED.